Exhibit 99.2

Orbitz Issues Preliminary Second Quarter 2014 Operating Results

Chicago, July 16, 2014 – Orbitz Worldwide, Inc. (NYSE: OWW) today announced preliminary results for the second quarter ended June 30, 2014.

Although the company’s financial results for the second quarter 2014 have not been finalized, the following preliminary, unaudited information reflects the company’s expectations with respect to financial results for the three months ended June 30, 2014 based on all currently available information. The company’s independent auditor has not reviewed or performed any procedures with respect to the preliminary estimated financial results, and therefore actual results may vary materially from these preliminary results.

The company expects:

•	Stayed room night growth for the second quarter of 20 percent year-over-year

•	Net revenue for the second quarter to be approximately $248 million

•	Adjusted EBITDA for the second quarter to be approximately $45 million

•	June 30, 2014 available liquidity to be approximately $345 million (composed of cash and cash equivalents of approximately $265 million and $80 million available on a revolving credit facility)

The company expects to announce its full second quarter 2014 results on August 7, 2014.

Forward-Looking Statements

This release may contain forward-looking statements that involve risks, uncertainties and other factors concerning, among other things, the company’s expected financial performance and its strategic operational plans. The results presented are unaudited. The company’s actual results and the effects of future plans, strategies or events could differ materially from those expressed or implied by such forward-looking statements and reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed or implied by the forward-looking statements in this release include, but are not limited to, the company’s ability to effectively compete in the travel industry; trends, declines, or disruptions affecting the travel industry or the level of travel activity, particularly air travel; the termination of any major supplier’s participation on the company’s websites; the company’s ability to renegotiate supplier agreements on acceptable terms; change in airline distribution economics; the company’s ability to maintain and protect its information technology and intellectual property; Travelport’s ownership in and influence over the operation of our business in light of the potentially divergent interests of the company and Travelport; the outcome of pending litigation; system-related failures, interruptions, or security breaches; risks related to the company’s level of indebtedness; risks associated with doing business in multiple currencies and international markets; and general economic and business conditions. More information regarding these and other risks, uncertainties and factors is contained in the section entitled “Risk Factors” in the company’s filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov or the company’s Investor Relations website at investors.orbitz.com. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this release.

About Orbitz Worldwide

Orbitz Worldwide (NYSE: OWW) is a leading global online travel company using technology to transform the way consumers around the world plan and purchase travel. Orbitz Worldwide operates the consumer travel planning sites Orbitz (www.orbitz.com), ebookers (www.ebookers.com), HotelClub (www.hotelclub.com) and CheapTickets (www.cheaptickets.com). Also within the Orbitz Worldwide family, Orbitz Partner Network (www.orbitz.com/OPN) delivers private label travel technology solutions to a broad range of partners including some of the world’s largest airlines and travel agencies, and Orbitz for Business (www.orbitzforbusiness.com) delivers managed travel solutions for companies of all sizes. Orbitz Worldwide makes investor relations information available at investors.orbitz.com.

Media Contact:

+1-312-894-6890

press@orbitz.com

Investor Contact:

Brian Wolf

+1-312-260-8301

OWWIR@orbitz.com